Exhibit 99.4
CITIZENS COMMUNITY BANCORP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of Citizens Community Bancorp, Inc. ("the Company" and Wells Financial Corp. ("WFC") are based on assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2017 is presented as if the acquisition had occurred October 1, 2016. The consolidated historical financial information of Citizens Community Bancorp, Inc. has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. The pro forma condensed combined financial information is not necessarily indicative of what would have occurred had the acquisition taken place on the indicated dates.

The unaudited pro forma condensed combined financial information shows the impact of the acquisition on the condensed combined balance sheets and the condensed combined statement of operations under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Citizens Community Bancorp, Inc. treated as the acquirer. Under this method of accounting, the assets and liabilities of Wells Financial Corp. are recorded by Citizens Community Bancorp, Inc. at their estimated fair market values as of the date the acquisition was completed. The unaudited pro forma adjustments have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial information of Wells Financial Corp. to conform to the presentation of Citizens Community Bancorp, Inc.’s consolidated financial information.

The unaudited pro forma condensed financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Citizens Community Bancorp, Inc.

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition by Citizens Community Bancorp, Inc. of Wells Financial Corp. using the acquisition method of accounting, assuming the acquisition was consummated on June 30, 2017.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT
JUNE 30, 2017
(in thousands)

	Citizens Community Bancorp, Inc.	Wells Financial Corp.	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$33,749	$4,226	$(12,207)	(1), (7)	$25,768
Other interest bearing deposits	995	26,460	—		27,455
Securities available for sale	78,475	30,290	—		108,765
Securities held to maturity	5,653	—	—		5,653
Non-marketable equity securities, at cost	4,498	1,871	—		6,369
Loans held for sale	—	1,665			1,665
Loans receivable	519,403	197,238	(3,945)	(8)	712,696
Allowance for loan losses	(5,756)	(1,968)	1,968	(3)	(5,756)
Loans receivable, net	513,647	195,270	(1,977)		706,940
Mortgage servicing rights assets	—	1,733	190	(9)	1,923
Office properties and equipment, net	5,023	3,684	1,357	(11)	10,064
Accrued interest receivable	1,950	1,054	—		3,004
Intangible assets	753	136	4,944	(4)	5,833
Goodwill	4,663	—	4,492	(5)	9,155
Foreclosed and repossessed assets, net	622	1,674	934	(12)	3,230
Other assets	15,613	789	—		16,402
TOTAL ASSETS	$665,641	$268,852	$(2,267)		$932,226

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$519,133	$232,412	$(73)	(10)	$751,472
Federal Home Loan Bank advances	67,900	—	—		67,900
Other borrowings	11,000	2,800	20,000	(7)	33,800
Other liabilities	1,598	946	1,832	(6)	4,376
Total liabilities	599,631	236,158	21,759		857,548
Stockholders’ equity:
Common stock	53	214	(208)	(1), (2)	59
Additional paid-in capital	55,089	18,133	(9,471)	(1), (2)	63,751
Retained earnings	11,221	14,297	(14,297)	(2)	11,221
Unearned deferred compensation	(214)	(49)	49	(2)	(214)
Accumulated other comprehensive (loss)/income	(139)	99	(99)	(2)	(139)
Total stockholders’ equity	66,010	32,694	(24,026)		74,678
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$665,641	$268,852	$(2,267)		$932,226

The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Citizens Community Bancorp, Inc. of Wells Financial Corp. using the acquisition method of accounting, assuming the acquisition was consummated on October 1, 2016.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Nine Months Ended June 30, 2017
(in thousands, except per share data)

	Citizens Community Bancorp, Inc. Nine Months Ended 6/30/2017	Wells Financial Corp. Nine Months Ended 6/30/2017	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$18,632	$6,842	$557	(13)	$26,031
Interest and dividends on investments	1,476	670	—		2,146
Total interest and dividend income	20,108	7,512	557		28,177
Interest expense:
Interest on deposits	3,204	255	15	(14)	3,474
Interest on borrowed funds	808	—			808
Total interest expense	4,012	255	15		4,282
Net interest income before provision for loan losses	16,096	7,257	542		23,895
Provision for loan losses	—	—	—		—
Net interest income after provision for loan losses	16,096	7,257	542		23,895
Non-interest income	3,619	2,755	—		6,374
Non-interest expense	15,228	8,018	442	(15) (16) (17)	23,688
Income before provision for income tax	4,487	1,994	100		6,581
Provision for income taxes	1,530	649	35	(18)	2,214
Net income attributable to common stockholders	$2,957	$1,345	$65		$4,367

Per share information:
Basic earnings	$0.56				$0.75
Diluted earnings	$0.56				$0.75

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Wells Financial Corp. ("WFC") at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill, while changes to assets and liabilities may impact the statement of operations due to adjustments in the amortization and/or depreciation of the adjusted assets and liabilities. Explanations for specific purchase accounting adjustments are as follows:

(1)
Adjustment to record purchase price consideration of $51.00 per share of WFC's common stock, consisting of $41.31 per share in cash and 0.7599 of a share of the Company's common stock, resulting in a total of 592,448 shares issued at $13.90 per share and $0.01 par value per share. The total purchase price consideration is calculated as follows:

Citizens Community Bancorp, Inc. common shares issued at par value	$6
Surplus on shares issued	8,662
Total capital consideration	$8,668

Cash consideration paid to WFC's shareholders	32,207

Total Purchase price consideration	$40,875

(2)
Elimination of all equity accounts of WFC; Common stock ($214), Additional paid-in capital ($18,133), Retained earnings ($14,297), Unearned deferred compensation $49, and Accumulated other comprehensive income ($99), respectively.

(3)	Reversal of WFC’s allowance for loan losses of $1,968 in accordance with acquisition method of accounting for the acquisition.

(4)
Adjustment to record the core deposit intangible of $4,326, which reflects the estimated fair value of this asset and related amortization ($4,462), less the reversal of WFC core deposit intangible arising from a prior acquisition ($136). Also includes $618 fair value adjustment for Wells Insurance Agency.

(5)	Adjustment to record estimated goodwill of $4,492 created by the merger, based on the purchase price allocation to the fair value of assets acquired and liabilities assumed as follows:

Purchase Price:
WFC's common shares outstanding at closing	779,641
Price per share to be paid in cash	$41.31
Cash consideration	32,207

Common shares to be issued, based on 0.7599 exchange ratio	623,597
Share price of Citizens Community Bancorp. Inc.	$13.90
Total share consideration	8,668
Total pro forma purchase price	$40,875

The Company has preformed a preliminary valuation analysis of the fair market value of WFC's assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of June 30, 2017:

Fair value of assets acquired:
Cash and cash equivalents	$4,226
Other interest bearing deposits	26,460
Securities available for sale	30,290
Non-marketable equity securities, at cost	1,871
Loans held for sale	1,665
Loans receivable	193,293
Office properties and equipment, net	5,041
Accrued interest receivable	1,054
Intangible assets	7,003
Foreclosed and repossessed assets, net	2,608
Other assets	789
Total assets	274,300

Fair value of liabilities assumed:
Deposits	232,339
Other borrowings	2,800
Other liabilities	2,778
Total liabilities	237,917
Net assets acquired	$36,383
Preliminary pro forma goodwill	$4,492

(6)	Adjustment to record the tax impact of purchase accounting adjustments at a 35% tax rate.

(7)	Adjustment to record issuance of $5,000 of senior debt and $15,000 subordinated debt to fund the acquisition.

(8)
Fair value adjustment on the loan portfolio, resulting in a discount of $3,945, estimated at approximately 2% of total loans. The discount consists of $2,784 on performing loans, and $1,034 on purchased credit impaired loans.

(9)	Fair value adjustment to WFC's mortgage servicing asset of $190, estimated at 7% of the mortgage servicing asset balance.

(10)	Fair value adjustment of WFC's time deposits of $73. Estimated at 0.15% of the total time deposit balance.

(11)	Fair value adjustment of acquired office properties of $1,357, based on current appraisals or property analyses.

(12)	Fair value adjustment of WFCs foreclosed assets.

(13)	Adjustment to record accretion of loan discount on acquired performing loans on a straight-line basis over 5 years.

(14)	Adjustment to record amortization of time deposit discount on a straight-line basis over 5 years.

(15)	Adjustment to record depreciation effect on fair value adjustment on acquired office properties on a straight-line basis over 20 years ($68).

(16)	Adjustment to record amortization of core deposit intangible on a straight-line basis over 9 years ($443).

(17)	Reversal of amortization of WFCs core deposit intangible related to a prior acquisition ($69).

(18)	Adjustment to record the income tax effect of the pro forma adjustments using a 35% tax rate.